Exhibit 4.35

Execution

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

MASTER PROCUREMENT AGREEMENT

dated as of March 13, 2012

by and among

ASIA BROADCAST SATELLITE HOLDINGS LTD.,

SATELITES MEXICANOS, S.A. DE C.V.

and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

INDEX OF EXHIBITS

Exhibit	Subject

A	(***)

B	(***)

C	(***)

D	(***)

i

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

MASTER PROCUREMENT AGREEMENT

This Master Procurement Agreement (this “Agreement”), dated as of March 13, 2012, is by and among Asia Broadcast Satellite Holdings Ltd., a company incorporated under the laws of Bermuda (“ABS”), Satélites Mexicanos, S.A. de C.V. (“Satmex”), a sociedad anónima de capital variable organized under the laws of Mexico, (ABS and Satmex, collectively, the “Customers” and each a “Customer”) and Boeing Satellite Systems International, Inc., a Delaware corporation (“Boeing” or the “Contractor” and, together with the Customers, collectively, the “Parties” and each individually a “Party”).

WHEREAS, Boeing has offered to sell, and the Customers have agreed to purchase, four Boeing Model 702SP communications satellites (the “Firm Satellites”) to be purchased and delivered in pairs, and related items and services, and options (each, an “Option”) to purchase up to an additional four Boeing Model 702SP communications satellites (the “Additional Satellites”), to be purchased and delivered as provided herein, and related items and services (the Firm Satellites and the Additional Satellites, are collectively referred to as the “Satellites”);

WHEREAS, the Parties wish to set forth certain terms and conditions on which the Customers will be responsible for purchasing the Firm Satellites and will have the right to purchase any Additional Satellites and Boeing will have the obligation to manufacture and deliver such Satellites and to further define the Parties’ relative rights and responsibilities with respect thereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, each Customer is entering into its respective Satellite Procurement Agreement (as such term is defined below) with Boeing for the purchase of the Firm Satellites and any Additional Satellites allocated to it; and

WHEREAS, before or contemporaneously with the execution and delivery by the Parties of this Agreement, the Customers shall have entered into or shall enter into the Bilateral Agreement (as such term is defined below) with respect to certain rights and obligations between themselves with respect to certain of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1	RULES OF CONSTRUCTION

1.1	Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Satellite Procurement Agreements. Additionally, the following capitalized terms shall have the following meanings:

“AAA” has the meaning set forth in Article 10.10.

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

“ABS” has the meaning set forth in the Recitals.

“ABS Procurement Agreement” means the commercial satellite delivery contract to be entered into between ABS and Boeing upon terms and conditions to be mutually agreed for the procurement of Firm Satellites and Additional Satellites by ABS.

“(***)”(***)

“(***)”(***)

“Agreement” has the meaning set forth in the Recitals.

“Additional Satellites” has the meaning set forth in the Recitals.

“Arbitration Proceedings” has the meaning set forth in Article 10.10.

“Boeing” has the meaning set forth in the Recitals.

“Bilateral Agreement” means the agreement, dated on or before the Effective Date, between ABS and Satmex pursuant to which ABS and Satmex have set forth certain agreements between themselves with respect to the transactions contemplated hereby.

“CATP” means, with respect to a Satellite, the configuration authorization to proceed setting forth the final payload configuration for such Satellite as agreed between Boeing and a Customer, as evidenced by a written and dated configuration authorization to proceed executed by Boeing and such Customer.

“CATP Date” means, for any Satellite, the date of the CATP applicable to such Satellite.

“CATP Deadline” for F-3/F-4 means EDC + (***), as such date may be extended in accordance with Article 2.4.

“(***)”(***)

“Contractor” has the meaning set forth in the Recitals.

“Customers” has the meaning set forth in the Recitals.

“Designated Joint Representative” or “DJR” has the meaning set forth in Exhibit A.

“Dispute” has the meaning set forth in Article 10.10.

“Effective Date” has the meaning set forth in Article 5.1.

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

“Firm Satellites” has the meaning set forth in the Recitals.

“F-1” means the first Firm Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“F-2” means the second Firm Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“F-3” means the third Firm Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“F-4” means the fourth Firm Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“Options” has the meaning set forth in the Recitals.

“Other Procurement Agreement Termination” has the meaning set forth in Article 3.2(c).

“Parties” has the meaning set forth in the Recitals.

“Predicates” means the Pricing and Efficiency Predicates described in Exhibit A.

“S-5” means the first Additional Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“S-6” means the second Additional Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“S-7” means the third Additional Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“S-8” means the fourth Additional Satellite to be manufactured and delivered by Boeing under the Satellite Procurement Agreements.

“Satellite Procurement Agreements” means the ABS Procurement Agreement and the Satmex Procurement Agreement.

“Satellites” has the meaning set forth in the Recitals.

“Satmex” has the meaning set forth in the Recitals.

“Satmex Procurement Agreement” means the commercial satellite delivery contract to be entered into between Satmex and Boeing upon terms and conditions to be mutually agreed for the procurement of Firm Satellites and any Additional Satellites by Satmex.

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

“Subject Parties” has the meaning set forth in Article 10.10.

“Unpaid Amounts” means, with respect to either Customer, the aggregate amount of any accrued and unpaid fees, expenses, indemnities, equitable adjustments (including those accrued but not then definitized) and other charges that are, as of the date of determination, then due and payable by such Customer under an express provision of this Agreement or such Customer’s Satellite Procurement Agreement. Unpaid Amounts include accrued and unpaid equitable adjustments solely to the extent such equitable adjustment amounts are due and payable in accordance with an express provision of this Agreement or the applicable Customer’s Satellite Procurement Agreement.

1.2	General Rules of Interpretation. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “or” and “any” are not exclusive and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to a Party shall include the successors and permitted assigns of such Party. Except as specifically otherwise provided in this Agreement, a reference to an Article is a reference to an Article of this Agreement, and the terms “hereof,” “herein,” and other like terms refer to this Agreement as a whole. Any reference to an agreement in this Agreement shall include any amendment thereto. The terms and symbol “USD”, “U.S. Dollars” and “$” shall mean United States Dollars. The term “EDC + (***)” means the numerically equivalent day to the EDC date of the month (***) following the EDC date.

1.3	Headings. Article and paragraph headings are for convenience of reference only and shall not be considered in interpreting this Agreement. The recitals of this Agreement are descriptive only and shall not create or affect obligations of the Parties.

1.4	Timing of Obligations. The obligations of the Parties hereunder shall be effective upon the Effective Date.

ARTICLE 2	PURCHASE COMMITMENT AND TERMS

2.1	ABS Commitment. ABS hereby agrees to purchase, and Boeing hereby agrees to manufacture and deliver, F-1 and F-3 and each of ABS and Boeing shall perform their respective obligations pursuant to the terms of the ABS Procurement Agreement.

2.2	Satmex Commitment. Satmex hereby agrees to purchase, and Boeing hereby agrees to manufacture and deliver, F-2 and each of Satmex and Boeing shall perform their respective obligations pursuant to the terms of the Satmex Procurement Agreement.

2.3	Matters Relating to F-4.

(a) The Firm Fixed Price for F-4 shall be $(***), as such price may be adjusted as set forth herein and in the Satellite Procurement Agreements. The

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

initial Milestone payment for F-4 is $(***) (which shall be applied toward the foregoing firm fixed price). The Customers hereby agree to purchase, and Boeing hereby agrees to manufacture and deliver, (***).

(b)	(***).

(c)	After designation of the (***) purchasing Customer (***).

2.4	Extension of CATP Deadline for F-3 and F-4. The CATP for F-3 and F-4 shall be jointly agreed by the Parties on or prior to EDC + (***).

(***).

2.5	Delivery Dates. The Contractor shall deliver the first two Firm Satellites (F-1 and F-2) in accordance with the terms of the Satellite Procurement Agreements related thereto. If the CATP Date for F-3 and F-4 occurs on EDC + (***), then the second two Firm Satellites (F-3 and F-4) shall be delivered (***) after the date that F-1 and F-2 are ready for Delivery to the Launch Site. If the CATP for F-3 and F-4 is delayed in accordance with Article 2.4 above, then F-3 and F-4 shall be delivered (***).

2.6	Satellite Procurement Agreement Exhibits. The Parties hereby agree that the following common and identical (except as otherwise agreed) exhibits will be appended to the respective Satellite Procurement Agreements containing the specific terms relevant and applicable to the specific Customer and its Satellite Procurement Agreement: (A) Statement of Work; (B) Satellite and Common Subsystem Technical Specification; (B1) F-1 (ABS 3A) Payload and Satellite Unique Technical Specification; (B2) F-2 (Satmex 7) Payload and Satellite Unique Technical Specification; (B3) F-3 (ABS X) Payload and Satellite Unique Technical Specification (to be added as of the F-3 Satellite CATP Date); (B4) F-4 (Unassigned) Payload and Satellite Unique Technical Specification (to be added as of the F-4 Satellite CATP Date); (B5) Ground Products Technical Specification and Test Plan; (C) Satellite Product Assurance Plan; (D) Satellite Test Plan; (E) Milestone Payment Plan and Termination Liability Schedule; (F) Form of Certification; (G) Form of Bill of Sale; (H) Ground Control Equipment Upgrade; (I) Non U.S. Customer Employees, Including Employees with Dual and Third Country Nationalities.

ARTICLE 3	PRICING AND ADJUSTMENTS

3.1	The prices for the Firm Satellites and the Additional Satellites shall be as set forth and determined as set forth herein and in accordance with each Satellite Procurement Agreement and Exhibit C “Payload Baseline Configuration Document”. Except for configuration alternatives and options that are expressly provided for in Article 4.1 of each Satellite Procurement Agreement, any other configurations as may be requested by a Party that are not within the parameters defined in Exhibit C (including Section 1.1 thereof) shall be negotiated by the Parties to the applicable Satellite Procurement Agreement as a Major Change Order in accordance with Article 24.1 of such Satellite Procurement Agreement.

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

3.2	The Parties acknowledge and agree that, in order to preserve the Contractor’s net economics of a four Firm Satellite transaction (including built in pairs and the Pricing and Efficiency Predicates in Exhibit A on which the Contractor’s offer hereunder is based) and to fairly allocate the responsibility in respect thereof between the Customers, the following principles shall apply (provided that nothing in this Article 3 shall constitute the agreement of any Party to a deviation from the Predicates):

(a)	[Reserved].

(b)	any price reduction, payment, refund, indemnification obligation or other amount owing from or incurred by the Contractor under a Satellite Procurement Agreement (***), shall be for the sole and exclusive benefit of such affected Customer in accordance with such Satellite Procurement Agreement and not the other Customer.

(c)	in the event a Customer fails to perform its obligations under its Satellite Procurement Agreement, repudiates or rejects its obligations under its Satellite Procurement Agreement, becomes insolvent or bankrupt and, as a result thereof, the Contractor terminates the defaulting Customer’s Satellite Procurement Agreement in whole or with respect to one or more Satellites under Article 20.2 of such Satellite Procurement Agreement (an “Other Procurement Agreement Termination”), in addition to the remedies available to the Contractor under the terms of the affected Satellite Procurement Agreement or this Agreement, the Contractor also shall be entitled to an equitable increase in the price of each Satellite (***).

(d)	in the event a Customer terminates for convenience its Satellite Procurement Agreement in whole or in part ((***) as set forth in Article 2.3(b)), but in part only with respect to a Satellite or ground deliverable items (which ground deliverable items shall be treated as a change in accordance with Article 24 of the related Satellite Procurement Agreement), with respect to one or more Firm Satellites in accordance with Article 19 of its Satellite Procurement Agreement or a Customer terminates its Satellite Procurement Agreement in whole or in part with respect to one or more Firm Satellites for excessive Force Majeure in accordance with Article 13.2 of the Satellite Procurement Agreement, the Contractor shall be entitled to all rights and remedies available to the Contractor as specified in such Satellite Procurement Agreement and this Agreement (including any rights to payment of any other Unpaid Amounts or contingent indemnities payable by such Customer or other surviving rights thereunder), including as set forth in Exhibit D hereto. (***).

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

(e)	the Contractor’s rights, including without limitation to any price adjustment, equitable adjustment, or any amounts owed or payable, under the Satellite Procurement Agreements or this Agreement, shall not be affected by any agreements of the Customers, inter se, with respect thereto, under their Bilateral Agreement. Each Customer acknowledges and agrees that the Bilateral Agreement has not been shared with Boeing and it is agreed that it has no effect whatsoever on Boeing’s obligations, or the obligations of either Customer to Boeing, under this Agreement or either of the Satellite Procurement Agreements, or the application or interpretation of this Agreement or the Satellite Procurement Agreements as to any matter between Boeing, on the one hand, and a Customer, on the other hand.

3.3	Notwithstanding anything herein to the contrary, if the Customers elect to use a launch vehicle other than a Falcon 9 or elect unpaired launches of any Firm Satellites, the Contractor shall be entitled to an equitable adjustment in the price for such Satellites as specified in Article 4.2 of the Satellite Procurement Agreements.

3.4	(***)

3.5	(***):

(a)	(***);

(b)	(***); and

(c)	(***);

(***).

3.6	(***).

3.7	(***).

ARTICLE 4	OPTIONS AND ADDITIONAL SATELLITES

4.1	The Contractor hereby grants to the Customers the Options which shall be exercised in accordance with the following terms. All Options: (i) must be exercised sequentially, (ii) cannot be exercised prior to the CATP Date for F-3 and F-4 (and, in the event exercise dates for Options expire prior to CATP Date for F-3 and F-4, such Options and any remaining Options shall expire and terminate), (iii) to the extent not previously exercised, terminate immediately upon the termination of any of the Firm Satellites or Additional Satellites, and (iv) to the extent not previously exercised, terminate immediately upon failure to exercise any of the Options prior to their respective Option exercise dates (as such dates may be extended as provided in Article 4.2 below).

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

4.2	The Customers may exercise Options for any of the four Additional Satellites upon written notice from both Customers to the Contractor, indicating the number of Additional Satellites to be purchased and the allocation of such Additional Satellites between the Customers, together with payment of a deposit of $(***) for each Additional Satellite for which an Option is exercised. (***).

(***).

(***):

(i) (***);

(ii) (***); and

(iii) (***).

(***).

4.3	The firm contractual exercise dates for the Options and prices for the Additional Satellites are set forth in Exhibit B hereto. The payload configuration for each Additional Satellite must be agreed at the time the Option for such Satellite is exercised; (***).

4.4	(***) prior to the exercise date or the CATP Date of the Options for S-7 and S-8, whichever is later, the Contractor shall provide a firm fixed price proposal for four additional 702SP satellites (priced as pairs) to the Customers, which may be ordered on (***) centers. The same terms as specified in this Article shall apply to such additional options.

ARTICLE 5	CONCURRENT CONDITIONS

5.1	This Agreement shall be effective upon due execution and delivery by the Contractor and each Customer and upon the satisfaction of the following conditions (the “Effective Date of Contract (“EDC”)):

(a) ABS and the Contractor shall enter into the ABS Procurement Agreement.

(b) Satmex and the Contractor shall enter into the Satmex Procurement Agreement.

(c) ABS and Satmex shall enter into the Bilateral Agreement (which they shall confirm to the Contractor). However, their failure to agree or changes they make to the Bilateral Agreement shall not affect their obligations to perform under this Agreement or the Satellite Procurement Agreements.

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

(d) in accordance with the Satellite Procurement Agreements, the Contractor shall have received from each Customer the initial Milestone payments for such Customer’s Firm Satellites plus, from each Customer, an amount equal to 50% of the initial Milestone payment for F-4.

ARTICLE 6	JOINT PROGRAM TEAM

6.1	The Customers shall establish a joint team, comprised of such personnel, consultants, professionals and representatives of each of ABS and Satmex, as they may agree (the ”JPT”). Each of the Parties agrees that, so long as no Other Procurement Agreement Termination shall have occurred, the JPT shall have the primary responsibility for coordinating on behalf of ABS and Satmex, the matters set forth or referred to in the Predicates.

6.2	(***).

6.3	(***).

ARTICLE 7	REPRESENTATIONS AND WARRANTIES; COVENAN

7.1	Each Party represents as to itself that, as of the Effective Date:

(i) It is a corporation duly organized in its respective jurisdiction.

(ii) It has all requisite corporate power and authority to own and operate its material properties and assets and to carry on its business as now conducted in all material respects.

(iii) It is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the other Party.

(iv) It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

(v) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action and do not conflict with any material agreement or obligation to which it is a party or which binds its assets.

(vi) This Agreement is a valid and binding obligation, enforceable against each Party making this representation in accordance with its terms.

(vii) No suit, claim, action, arbitration, legal, administrative, or other proceeding is pending, or to the best of each Party’s knowledge, threatened against it that

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

would likely affect the validity or enforceability of this Agreement, or the ability of each Party making this representation to fulfill its commitments hereunder in any material respect.

7.2	(***).

7.3	Launch Services. The Customers shall be responsible for procuring Launch Services.

ARTICLE 8	RESERVED

ARTICLE 9	(***)

9.1	(***):

(a)	(***).

(***).

(b)	(***).

(c)	(***).

(d)	(***).

9.2	(***):

“(***)” (***).

“(***)” (***).

“(***)” (***).

“(***),

(i)	(***); and

(ii)	(***)

(***).

“(***)” (***).

“(***)” (***).

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

“(***)” (***)-

“(***)”(***):

(i)	(***);

(ii)	(***);

(iii)	(***); or

(iv)	(***).

“(***)”:

(A)	(***)

(B)	(***)

(***).

“(***)”(***)

9.3	(***)

ARTICLE 10	MISCELLANEOUS

10.1	Confidentiality. As between each Customer and Boeing, the terms of Article 23 of the Satellite Procurement Agreements shall apply to all disclosures of information related to this procurement and contract negotiations. As between ABS and Satmex, the confidentiality terms of the Bilateral Agreement shall apply to all disclosures of information related to this procurement and contract negotiations. Notwithstanding the foregoing, each Party hereto may disclose any proprietary information received from a Party (such Party, the “original disclosing Party”) to any other Party hereto (including to the JPT or any Customer Representative) for the purposes of exercising its rights or performing its obligations under this Agreement; provided that each Party agrees that it shall hold in confidence and shall not disclose to third parties any and all proprietary information of any original disclosing Party received under this Agreement and shall use such information only to perform its obligations or exercise its rights set forth in this Agreement and the Satellite Procurement Agreements and for no other purpose unless the original disclosing Party shall otherwise agree in writing.

10.2

Customer Obligations Several and Not Joint. Each Customer’s obligations to perform its obligations hereunder and under its Satellite Procurement Agreement shall be several and not joint. A default under one Satellite Procurement Agreement shall not constitute a default under the other Satellite Procurement Agreement. A failure to perform or breach

ABS / SATMEX / BOEING PROPRIETARY

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

by one Customer under its Satellite Procurement Agreement shall not, except as expressly set forth herein or in a Satellite Procurement Agreement, affect the rights and obligations between the non-defaulting Customer and the Contractor.

10.3	Notices. Except as otherwise provided for herein, each contractual or legal notice or correspondence required or permitted to be given or made hereunder shall be in writing (except where oral notice is specifically authorized) and, (a) in the case of any such notice given by either Customer to the Contractor, or by the Contractor to either Customer, shall be made in accordance with Article of 26 of such Customer’s Satellite Procurement Agreement and (b) in the case of any notice delivered by a Customer to the other Customer, shall be made in accordance with the Bilateral Agreement; provided that any contractual or legal notice or correspondence hereunder in respect of any matter for which the JPT or the Designated Joint Representative is responsible shall be delivered to such place as shall be notified by the Customers to the Contractor in writing following promptly following the date of this Agreement.

10.4

Successors and Assigns. This Agreement may not be assigned, either in whole or in part, by any Party without the express written approval of the other Parties, not to be unreasonably withheld or delayed, and any attempted assignment or transfer without such consent shall be void and a material breach of this Agreement. For illustrative purposes, and without limitation, it shall be reasonable for Contractor to require, as a condition of obtaining its approval, that a Customer seeking to assign this Agreement agrees and demonstrates to Contractor’s reasonable satisfaction that (i) its assignee shall possess the financial resources to fulfill Customer’s obligations under this Agreement and (ii) any such assignment or transfer shall not jeopardize or prejudice the protection of Boeing’s Proprietary Information vis-à-vis direct competitors engaged in the manufacture and delivery of satellite systems and associated equipment and data, violate the ITAR, EAR or other U.S. export control or economic sanction laws and regulations. For the avoidance of doubt, any direct or indirect change in control of Customer shall be deemed an assignment or transfer, except for instances involving periodic changes to the ownership profile of Customer in the ordinary course (e.g., trading of debt instruments or equivalent). Notwithstanding the foregoing, (a) either Customer may assign or transfer this Agreement or all its rights, duties, or obligations hereunder without the Contractor’s consent: (i) to an Affiliate, provided that such Affiliate has sufficient financial resources to fulfill Customer’s obligations under this Agreement and provided further that Customer shall remain secondarily liable for the fulfillment of the obligations of such Affiliate under this Agreement following such transfer; and (ii) in connection with obtaining financing and pursuant to any related financing agreement, to enable Customer to perform its obligations under this Agreement or (iii) to any person in connection with the sale, transfer, merger, assignment or other reorganization affecting Customer or all (or substantially all) of Customer’s capital stock, whether by way of merger, consolidation, or otherwise, in all of the above instances provided: (x) the assignee, transferee, or successor to Customer, as applicable, is a financial investor party and not a

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strategic party (e.g. not a competitor of Contractor engaged in the manufacture of satellites or associated components), and (y) Customer reasonably demonstrates to Contractor and the other Customer that the proposed assignee, transferee, or successor possesses no less than the equivalent creditworthiness of Customer as of the date of this Agreement, but at a minimum the financial resources to fulfill Customer’s obligations under this Agreement; in all of the above instances provided the assignee, transferee, or successor to Customer, as applicable, has expressly assumed all the obligations of Customer and all terms and conditions applicable to Customer under this Agreement, (b) the Customers may assign their rights and obligations in respect of F-4 to any Acceptable Replacement Customer subject to satisfaction of the Conditions to Assignment, and (c) the Contractor may assign or transfer this Agreement to any person to whom it has assigned both Satellite Procurement Agreements, in each case, in accordance with the respective terms of each Satellite Procurement Agreement. Any permitted assignment of this Agreement by either Customer to an assignee must occur in conjunction with a permitted assignment to such assignee of such Customer’s Satellite Procurement Agreement, and similarly, any permitted assignment of a Satellite Procurement by a Customer to an assignee must occur in conjunction with a permitted assignment to such assignee of this Agreement.

10.5	Lender Requirements. Notwithstanding anything to the contrary in this Agreement, except for restrictions and conditions set forth in Article 6 and Article 23 of the Satellite Procurement Agreements, Boeing shall provide normal and customary support in connection with such financing and shall furnish to any Financing Entity (as defined in the Satellite Procurement Agreement) any information (including, without limitation, this Agreement) that such Financing Entity reasonably requires. Boeing agrees to negotiate in good faith and issue such documents as may be reasonably required by any Financing Entity to implement such financing, including a contingent assignment of this Agreement to such Financing Entity, under terms reasonably acceptable to Boeing, but in no event shall Boeing be obligated to agree to anything (including agreement to make modifications to this Agreement) that would impair, create a risk to, or otherwise prejudice its rights and benefits hereunder or increase its liabilities or obligations hereunder. Pursuant to Article 47 of the Satellite Procurement Agreements, in exchange for this support, the Customers agree to keep Boeing informed quarterly with any material information relevant to their ability to perform this Agreement (***) concerning their financing and financial stability.

10.6	Amendments and Waivers. The provisions of this Agreement, including the provision of this sentence, may not be amended, modified or supplemented unless approved in writing by each of ABS, Satmex and Boeing. No waiver of any right or remedy or of compliance with any provisions hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing executed by the Party sought to be charged with such waiver or consent. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies that any Party would otherwise have at law, in equity, by statute or otherwise.

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10.7	Governing Law. This Agreement shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York without reference to its conflicts of laws rules.

10.8	Conflict. In the event of any conflict between the terms of this Agreement and the terms of any Satellite Procurement Agreement, the terms of this Agreement shall prevail.

10.9	U.N. Convention on the International Sale of Goods.

The U.N. Convention on the International Sales of Goods shall not apply or otherwise have any legal effect with respect to this Agreement.

10.10	Dispute Resolution.

Any dispute, claim, or controversy between any of the Parties (such Parties, the “Subject Parties”) arising out of or relating to this Agreement (“Dispute”), including any Dispute with respect to the interpretation, performance, termination, or breach of this Agreement or any provision thereof shall be resolved as provided in this Article 10.10.

(i) Informal Dispute Resolution.

Prior to the initiation of formal dispute resolution procedures, the Subject Parties shall first attempt to resolve their Dispute informally, in a timely and cost-effective manner, as follows:

(A) If, during the term of this Agreement, a Party believes it has a Dispute with another Party to this Agreement, the disputing Party shall give written notice thereof, which notice will describe the Dispute and may recommend corrective action to be taken by the other Subject Parties. Each Subject Party’s program manager (in the case of a Customer) and program manager (in the case of Boeing) shall promptly consult with each other in an effort to reach an agreement to resolve the Dispute.

(B) In the event that agreement cannot be reached within ten (10) days of receipt of written notice, any Subject Party may request that the Dispute be escalated, and the respective positions of the Subject Parties shall be forwarded to an executive level higher than that under Paragraph (A) above for resolution of the Dispute.

(C) In the event agreement cannot be reached within twenty (20) days of receipt of written notice (including the ten (10) days provided for in Paragraph (B), any Subject Party may request that the Dispute be escalated, and the respective positions of the Parties shall be forwarded to the Chief Executive Officer (CEO) or equivalent of each Subject Party for resolution of the Dispute.

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(D) In the event (i) agreement cannot be reached as provided in Paragraphs (A), (B), or (C) above within a total of thirty (30) days after receipt of the written notice described in Paragraph (A) above, or (ii) a Subject Party determines in good faith that amicable resolution through continued negotiation of the Dispute does not appear likely, any Subject Party may proceed in accordance with Article 10.10(ii).

(ii) Arbitration.

(A) If any Dispute arising between the Parties cannot be settled pursuant to Article 10.10(i), such Dispute shall be solely and finally settled by arbitration conducted in accordance with the American Arbitration Association (“AAA”) International Center for Dispute Resolution (“ICDR”) rules in effect on the date that such notice is given (the “Arbitration Proceedings”).The Arbitration Proceedings shall be held in Washington, D.C., United States, by a panel of three (3) independent arbitrators if there are two (2) Subject Parties (or five (5) independent arbitrators if there are three (3) Subject Parties), one (1) of whom shall be named by each Subject Party. The third (3rd) or fourth (4th) and fifth (5th) arbitrators, as applicable, shall be appointed by the arbitrators named by each Subject Party, and the third (3rd) or fifth (5th) arbitrator, as applicable, shall act as Chairman.

(B) In the event the arbitrators named by each Party fail to appoint a third (3rd) or fourth (4th) and fifth (5th) arbitrators, as applicable, within twenty (20) days of written notice by any Subject Party, the Subject Parties agree to allow the AAA to select the third (3rd) or fourth (4th) and fifth (5th) arbitrators, as applicable. The panel of three (3) or five (5) arbitrators, as applicable, shall be appointed within a period of forty-five (45) days from the date any Subject Party commences the Arbitration Proceedings. The Arbitration Proceedings shall be conducted in the English language, provided that, upon the request of any Subject Party, documents and testimony shall be translated, at the expense of the requesting party, into any language specified by the requesting Party.

(C) Any discovery associated with the Arbitration Proceedings shall take place in an expeditious and cost-effective manner and will be limited to the information directly relevant to the claim or controversy giving rise to the Dispute. Such discovery shall be conducted in accordance with the ICDR rules, and the Parties agree that depositions may be taken at the request of any Subject Party, subject to the approval of the panel of arbitrators.

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(D) The arbitrators shall render a reasoned award in writing as determined by a majority vote. Their decision shall be final and conclusive. The relief that may be awarded by the arbitrators shall be compensatory in nature and the arbitrators have no authority to award punitive damages or any other damages except as authorized under the express terms and conditions of this Agreement.

(E) All information relating to or disclosed by any Party in connection with the Arbitration Proceedings shall be treated by the Parties, the representatives of the Parties, and the arbitration panel as Proprietary Information and no disclosure of such information shall be made by any Subject Party or the arbitration panel without the prior written authorization of the Party furnishing such information in connection with the Arbitration Proceedings.

(F) The Subject Parties shall evenly divide the costs of the arbitrators. Each Subject Party shall bear the burden of its own costs and counsel fees and expenses incurred in connection with Arbitration Proceedings under this Agreement. The prevailing Party in the arbitration shall be awarded the costs of the arbitration and its reasonable attorneys fees, unless the arbitrators determine that the award of such costs and fees would be contrary to justice.

(G) In the event any Subject Party fails to comply with the decision of the arbitrators, judgment upon the award returned by the arbitrators may be entered in any court having jurisdiction over the Parties or their assets or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

(H) Notwithstanding the terms of Article 10.10, any Subject Party may seek preliminary or temporary injunctive relief, including specific performance, or relief in and of arbitration at any time from a court of competent jurisdiction where immediate irreparable harm to that Party is threatened by the other Party’s acts or omissions; provided, however, that requests for permanent injunctive relief shall be arbitrated pursuant to this Article.

10.11	Relationship. It is expressly understood that the Parties intend this Agreement to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between or among them or their respective successors in interests.

10.12	(***).

(***).

i.	(***),

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ii.	(***)

iii.	(***)

iv.	(***)

v.	(***)

vi.	(***)

vii.	(***)

viii.	(***)

ix.	(***)

(***).

(***).

10.13	Further Assurances. Each Party agrees to cooperate in good faith and take such additional action (so long as such action does not expose such Party to any material incremental unreimbursed loss, cost or expense) as may be necessary or reasonably requested by any other Party to fully implement and give effect to the intent of the agreements contained herein.

10.14	Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

10.15	Entire Agreement. This Agreement, together with the Satellite Procurement Agreements, represent the entire understanding and agreement among the Parties hereto with respect to the subject matter of and the transactions contemplated hereby and thereby and supersede all prior negotiations among the Parties with respect to the transactions contemplated hereby and thereby.

10.16	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Master Procurement Agreement as of the date first written above.

ASIA BROADCAST SATELLITE HOLDINGS LTD.

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

SATELITES MEXICANOS, S.A. DE C.V.

By:	/s/ Patricio Northland
Name:	Patricio Northland
Title:	CEO

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

By:	/s/ Jolene M. Gorton
Name:	Jolene M. Gorton
Title:	Director of Contracts

ABS / SATMEX / BOEING PROPRIETARY